SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549


                          FORM 8-K

                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported)    March 2, 2000

           FRANKLIN FINANCIAL SERVICES CORPORATION
 (Exact name of registrant as specified in its new charter)

   Pennsylvania           0-12126            23-144083
    (State or other      (Commission         (IRS Employer
    jurisdiction          File Number)       Indent. No.)
    of incorporation)



           20 South Main Street, Chambersburg, PA
                            17201
           (Address of principal executive office)
                         (Zip Code)

     Registrant's telephone number, including area code
                       (717) 264-6116

                             N/A
    (Former name or former address, if changes since last
                           report)


Item 5.  Other Events.

     The press release of Franklin Financial Services
Corporation dated March 2, 2000 and attached hereto as Exhibit 99, which press release relates to the authorization to repurchase up to 75,000 shares of common stock in open market or privately negotiated transactions, is incorporated by reference herein.

Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits.

     The following exhibits are filed herewith:

Number                Description                    Page Number
 99                   Press Release, dated March 2,        3
                      2000, of  Franklin Financial
                      Services Corporation



SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         FRANKLIN FINANCIAL
                         SERVICES CORPORATION

                         By:_/s/ William E. Snell Jr
                         --------------------------------
                         William E. Snell, Jr., President
                         and Chief Executive Officer

Dated:  March 2, 2000



                        PRESS RELEASE


For Immediate Release         Contract:
                         William E. Snell, Jr., President
                         Franklin Financial Services
                         Corporation
                         (717) 264-6116

CHAMBERSBURG, PENNSYLVANIA, March 2, 2000

Franklin Financial Services Corporation, the parent bank holding company of Farmers and Merchants Trust Company of Chambersburg, today announced that its Board of Directors has authorized the repurchase of up to 75,000 shares of its $1.00 par value common stock, representing approximately
2.7% of such shares now issued and outstanding. The repurchases are authorized to be made from time to time during the next 12 months in open market or privately negotiated transactions.

Franklin Financial has repurchased 9,000 shares of its common stock during the past 12 months under a repurchase program authorized by the Board of Directors last year. According to President and Chief Executive Officer
William E. Snell, Jr., the repurchased shares will be held as treasury shares available for issuance in connection with future stock dividends and stock splits, employee benefit plans, executive compensation plans, the Dividend Reinvestment Plan, and other appropriate corporate purposes.

Franklin Financial Services Corporation is a Chambersburg,
Pennsylvania based bank holding company with assets of approximately $445 million. Its wholly-owned subsidiary, Farmers and Merchants Trust Company of Chambersburg, is an independent community bank, which operates 11 banking offices in Franklin and Cumberland Counties, Pennsylvania.